                                                                    Exhibit 99.2

REPORT OF INDEPENDENT AUDITORS'

To the Board of Directors and Shareholders of Post Communications, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, of mandatorily redeemable convertible preferred stock and stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Post Communications, Inc. (the "Company") at December 31, 1998 and 1997 and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management, our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


July 1, 1999, except Note 9, which is as of October 1, 1999


BALANCE SHEET
------------------------------------------------------------------------------------------------------------------------------------

ASSETS                                                                               December 31,
                                                                           1998                         1997
Current Assets:
  Cash and cash equivalents                                                $   478,000                 $   248,000
  Short term investments                                                       249,000                   1,922,000
  Accounts receivable                                                          108,000                      25,000
  Deposits                                                                      56,000                           -
  Prepaid expenses and other current assets                                     52,000                      15,000
                                                                  --------------------      ----------------------
           Total current assets                                                943,000                   2,210,000

Property and equipment, net                                                    543,000                     278,000
                                                                  --------------------      ----------------------

               Total assets                                                $ 1,486,000                 $ 2,488,000
                                                                  ====================      ======================

Liabilities, Mandatorily Redeemable Convertible
Preferred Stock and Stockholders' Deficit
Current liabilities:
  Bank borrowings, current                                                 $   556,000                 $         -
  Accounts payable                                                             173,000                      26,000
  Accrued expenses                                                             132,000                      27,000
  Deferred revenue                                                              66,000                      31,000
  Capital lease obligations, current                                           119,000                           -
                                                                  --------------------      ----------------------
           Total current liabilities                                         1,046,000                      84,000
                                                                  --------------------      ----------------------

 Noncurrent liabilities:
  Bank borrowings, long-term                                                    80,000                           -
  Notes payable- related party                                               1,500,000                           -
  Capital lease obligations, long-term                                         328,000                           -
                                                                  --------------------      ----------------------
           Total noncurrent liabilities                                      1,908,000                           -
                                                                  --------------------      ----------------------


                Total liabilities                                            2,954,000                      84,000
                                                                  --------------------      ----------------------

Commitments (Note 5)

Mandartorily Redeemable Preferred Stock:
  Mandatorily Redeemable Convertible Preferred Stock:
    $0.0001 par value; 10,000,000 shares authorized:
    2,681,290 issued and outstanding                                         3,539,000                   3,539,000

Stockholders' deficit:
  Common stock:  $0.0001 par value; 20,000,000 shares
    authorized: 2,723,846 and 1,689,200 shares issued
    and outstanding, respectively                                                    -                           -
  Additional paid-in capital                                                   239,000                     104,000
  Stock subscription receivable                                                (68,000)                          -
  Accumulated deficit                                                       (5,178,000)                 (1,239,000)
                                                                  --------------------      ----------------------
           Total shareholders' deficit                                      (5,007,000)                 (1,135,000)
                                                                  --------------------      ----------------------


           Total liabilities, mandatorily redeemable preferred
           convertible stock and stockholders' deficit                     $ 1,486,000                 $ 2,488,000
                                                                  ====================      ======================

The accompanying notes are an integral part of these financial statements.

POST COMMUNICATIONS, Inc.
Statements of Operations
-------------------------------------------------------------------------------------------------------------------------------

                                                                                                    Year Ended
                                                                                                   December 31,
                                                                                              1998              1997
Revenue                                                                                  $   1,084,000     $           -

Operating expenses:
  Project personnel                                                                          1,253,000                 -
  Technology development                                                                     1,048,000           529,000
  Sales and marketing                                                                          763,000           153,000
  General and administrative                                                                 1,216,000           293,000
  Recruiting                                                                                   363,000            55,000
  Other                                                                                        356,000                 -
                                                                                       ---------------------------------


Total operating expenses                                                                     4,999,000         1,030,000
                                                                                       ---------------------------------


Loss from operations                                                                        (3,915,000)       (1,030,000)

Interest expense, net                                                                          (24,000)          (59,000)
                                                                                       ---------------------------------


Net Loss                                                                                 $  (3,939,000)    $  (1,089,000)
                                                                                       =================================


The accompanying notes are an integral part of these financial statements.

Statement of Mandatorily Redeemable Covertible Preferred Stock and Stockholders' Deficit
------------------------------------------------------------------------------------------------------------------------------------
                                             Mandatorily Redeemable
                                                  Convertible                                         Additional         Stock
                                                Preferred Stock               Common Stock              Paid-In       Subscription
                                              Shares       Amount         Shares           Amount       Capital        Receivable

Balances at December 31, 1996                           -    $         -      1,274,500         -       $  2,000           $      -

Issuance of Common Stock for
   cash at $0.01 per share                              -              -        406,700         -          5,000                  -
Issuance of Series A Mandatorily
   Redeemable Convertible
   Preferred Stock at $1.32 per share           2,272,199      2,999,000              -         -              -                  -
Issuance of Series A Mandatorily
   Redeemable Convertible Preferred Stock
   upon note conversion at $1.32 per share        409,091        540,000              -         -              -                  -
Warrants issued with convertible notes                  -              -              -         -         72,000                  -
Exercise of stock options                               -              -          8,000         -          1,000                  -
Compensation expense related to stock options           -              -              -         -         24,000                  -
Net loss                                                -              -              -         -              -                  -
                                               ----------   ------------    -----------   -------    -----------        -----------
Balances at December 31, 1997                   2,681,290      3,539,000      1,689,200         -        104,000                  -

Issuance of Common Stock for cash
    at $0.13 per share                                  -              -        113,898         -         15,000                  -
Exercise of stock options for stock
   subscription receivable                              -              -        647,000         -         87,000            (87,000)
Payments on stock subscription receivable               -              -              -         -              -             19,000
Exercise of stock options                               -              -        273,748         -         33,000                  -
Net loss                                                -              -              -         -              -                  -
                                               ----------   ------------    -----------   -------    -----------        -----------
Balances at December 31, 1998                   2,681,290     $3,539,000      2,723,846        $-       $239,000           $(68,000)
                                               ==========   ============    ===========   =======    ===========        ===========


                                                                                                         Total
                                                                                     Accumulated     Stockholders'
                                                                                       Deficit          Deficit

Balances at December 31, 1996                                                           $  (150,000)    $  (148,000)

Issuance of Common Stock for
   cash at $0.01 per share                                                                        -           5,000
Issuance of Series A Mandatorily
   Redeemable Convertible                                                                         -               -
   Preferred Stock at $1.32 per share                                                             -               -
Issuance of Series A Mandatorily
   Redeemable Convertible Preferred Stock
   upon note conversion at $1.32 per share                                                        -               -
Warrants issued with convertible notes                                                            -          72,000
Exercise of stock options                                                                         -           1,000
Compensation expense related to stock options                                                     -          24,000
Net loss                                                                                 (1,089,000)     (1,089,000)
                                                                                       ------------     -----------
Balances at December 31, 1997                                                            (1,239,000)     (1,135,000)

Issuance of Common Stock for cash
   at $0.13 per share                                                                             -          15,000
Exercise of stock options for stock
   subscription receivable                                                                        -               -
Payments on stock subscription receivable                                                         -          19,000
Exercise of stock options                                                                         -          33,000
Net loss                                                                                 (3,939,000)     (3,939,000)
                                                                                       ------------     -----------
Balances at December 31, 1998                                                           $(5,178,000)    $(5,007,000)
                                                                                       ============     ===========



POST COMMUNICATIONS, INC.
Statement of Cash Flows
------------------------------------------------------------------------------------------------------------------------------

                                                                                          Year Ended December 31,
                                                                                       1998                       1997
Cash flows from operating activities:
  Net loss                                                                            $ (3,939,000)               $ (1,089,000)
  Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities:
    Depreciation and amortization                                                          150,000                      18,000
    Compensation expense related to stock options                                                -                      24,000
    Interest expense related to warrants                                                         -                      72,000
    Changes in current assets and liabilities:
      Accounts receivable                                                                  (83,000)                    (25,000)
      Deposits, prepaid expenses and other current assets                                  (93,000)                    (12,000)
      Accounts payable                                                                     147,000                      11,000
      Accrued expenses                                                                     105,000                      27,000
      Deferred revenue                                                                      35,000                      31,000
                                                                                  ----------------         -------------------
           Net cash used in operating activities                                        (3,678,000)                   (943,000)
                                                                                  ----------------         -------------------


Cash flows from investing activities:
  Purchase of property and equipment                                                      (218,000)                   (284,000)
  Purchase of short term investments                                                             -                  (1,922,000)
  Proceeds from sale of short term investments                                           1,673,000                           -
                                                                                  ----------------          ------------------
           Net cash provided by (used in) investing activities                           1,455,000                  (2,206,000)
                                                                                  ----------------          ------------------


Cash flows from financing activities:
  Proceeds from notes payable                                                            1,500,000                           -
  Proceeds from bank borrowings                                                            650,000                           -
  Principal payments on bank borrowings                                                    (14,000)                          -
  Proceeds from capital lease                                                              279,000                           -
  Principal payments on capital leases                                                     (29,000)                          -
  Proceeds from issuance of Series A Mandatorily Redeemable
    Convertible Preferred Stock, net of issuance costs                                           -                   2,999,000
  Proceeds from issuance of convertible notes payable                                            -                     340,000
  Proceeds from issuance of Common Stock                                                    15,000                       5,000
  Proceeds from issuance of Common Stock under stock option plans                           33,000                       1,000
  Proceeds from stock subscription receivable                                               19,000                           -
                                                                                  ----------------          ------------------
           Net cash provided by financing activities                                     2,453,000                   3,345,000
                                                                                  ----------------          ------------------


Net increase in cash and cash equivalents                                                  230,000                     196,000

Cash and cash equivalents at beginning of period                                           248,000                      52,000
                                                                                  ----------------           -----------------

Cash and cash equivalents at end of period                                             $   478,000                 $   248,000
                                                                                  ================           =================


Supplemental non-cash financing activity:
   Conversion of convertible notes payable to
       Series A Mandatorily Redeemable Convertible Preferred Stock                     $         -                 $   540,000
                                                                                  ================             ===============
   Property and equipment acquired under capital lease                                 $   197,000                 $         -
                                                                                  ================             ===============
    Exercise of common stock options for stock
      subscription receivable                                                          $    87,000                 $         -
                                                                                  ================             ===============

The accompanying notes are an integral part of these financial statements.

POST COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The Company

  An early innovator in the development of email marketing, Post Communications, Inc., (the "Company") delivers a range of email marketing services to help client companies build customer relationships, from periodic email campaigns to ongoing customer acquisition and loyalty programs. The Company's email marketing experts can design, implement, and operate innovative and effective email programs for clients- whether they are internet- dependent e-businesses or more traditional companies expanding their e-marketing strategies.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash Equivalents

  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 1998 and 1997, $474,000 and $237,000, respectively, of money market funds, the fair value of which approximates cost, are included in cash and cash equivalents.

  Short-term Investments

  The Company classifies all short-term investments as available-for-sale in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company places its short-term investments primarily in commercial paper. At December 31, 1998, the estimated fair value of the investments approximated their cost, and the amount of gross unrealized gains and losses were not significant.

  Fair value of financial instruments

  Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The following methods and assumptions were used to estimate the fair value of the Company's financial instrument:

  The carrying amounts for cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and debt instruments approximate their respective fair values because of the short-term maturity of these items.

  Concentration of Credit Risk

  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company limits its exposure to loss by placing cash and cash equivalents with high credit quality financial institutions.

  At December 31, 1998, two customers accounted for 34% and 58% of total revenue. At December 31, 1997, no customers accounted for greater than 10% of total revenue. At the December 31, 1998, three customers accounted for

  48%, 23% and 20% of total accounts receivable. At December 31, 1997, one customer accounted for the total accounts receivable.

  Capitalized software development costs

   Software development costs are included in research and development and are expensed as incurred. After technological feasibility is established, material software development costs are capitalized. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility, which the Company has defined as the establishment of a working model which typically occurs when the beta testing commences, and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs. Software development costs expensed during 1998 and 1997 amounted to $33,000 and $13,000, respectively.

  Revenue Recognition

  Revenue on contracts is recognized over the period of each engagement, primarily using the percentage- of-completion method. Labor hours incurred is generally used as the measure of progress towards completion. Customer billing occurs in accordance with contract term. Customer advances and amounts billed to customers in excess of revenue recognized are recorded as deferred revenue. Amounts recognized as revenue in advance of billing (typically under percentage-of-completion accounting) are recorded as unbilled receivable.

  Income Taxes

  The Company accounts for income taxes under the liability method, which requires, among other things, that deferred income taxes be provided for temporary differences between the tax bases of the Company's assets and liabilities and their financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. A valuation allowance is provided against deferred tax assets unless it is more likely that not that they will be realized.

  Project personnel

  Project personnel expenses are the direct payroll and payroll expenses costs of the employees that work on client projects.

  Technology development

  Technology development, expenditures for research and development, are expensed as incurred.

  Other

  Other expenses consist primarily of professional development and computer maintenance expenses.

  Property and equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 3 to 5 years, or the lease term of the respective assets.

  Stock-based compensation

  The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

2. Balance Sheet Components

                                                                 December 31,
                                                              1998        1997
     Accounts receivable:

        Accounts receivable                                $ 64,000    $ 25,000
        Unbilled fees and services                           44,000
                                                           --------    --------
                                                            108,000      25,000
                                                           --------    --------

     Property and equipment, net:

        Computer software                                    73,000           -
        Computer equipment                                  432,000     226,000
        Furniture and fixtures                              209,000      73,000
                                                           --------    --------
                                                            714,000     299,000
        Less: Accumulated depreciation and amortization    (171,000)    (21,000)
                                                           --------     -------
                                                            543,000     278,000
                                                           --------     -------

     Accrued expenses:
        Accrued payable                                      41,000           -
        Accrued vacation                                     91,000      27,000
                                                           --------     -------
                                                          $ 132,000    $ 27,000
                                                           ========     =======

3.  Income Taxes

  No provisions for federal or state income taxes have been recorded as the Company has incurred federal and state operating losses on a cumulative basis for the years ended December 31, 1998 and 1997 of approx imately $4,921,000 and $1,100,000 respectively, for federal and state purposes.

  At December 31, 1998 and 1997, deferred tax assets of approximately $2,018,000 and $550,000, respectively, consisted primarily of federal and state net operating loss carryforwards, which expire in varying amounts beginning in 2001 for federal and 2004 for state purposes. Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded. Under the Tax reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.


4.  Borrowings

  Convertible promissory notes

  On various dates during 1996 and 1997, the Company issued, convertible promissory notes with detachable warrants with an aggregate principal value of $540,000 and interest rates ranging from 5.8% and 6.23%. The principal value of these notes was converted into 409,091 shares of Series A Mandatorily Redeembable Convertible Preferred Stock in September 1997.

  Equipment Lease Line

  At December 31, 1998, the Company had a $500,000 equipment financing line with a leasing agency, which had a drawdown period from December 31, 1997 to December 19, 1998. The equipment financing line is collateralized by the assets of the Company. The financing line has a payment schedule of 48 months and bears interest at a rate of 8.75% per annum. At December 31, 1998, the Company had drawndown $476,000 under the equipment financing line and the total outstanding balance was $447,000.

  Line of Credit

  In November 1997, the Company entered into a line of credit agreement with a bank which provides for working capital advances through May 1999 of up to $750,000. Interest on borrowings is set at the bank's prime rate, plus 0.5%. At December 31, 1998, the prime rate was 7.75%. In July 1998, the Company amended the Loan and Security Agreement, which limited use of the remaining credit line to equipment purchases made only on or prior to September 19, 1998. The total draw down on the line of credit at June 1998 under the original agreement was $500,000, and the Company had additional draw down of $150,000 as equipment advances under the advances under the amended agreement. The amended agreement requires unpaid principal balance of the equipment advances to be repaid in 33 equal monthly payments of the principal plus interest, commencing on September 19, 1998. The Company made total payments of $14,000 towards the outstanding balance of the equipment advances as of December 31, 1998. The assets of the Company are pledged as collateral for the line of credit. Under the line of credit, the Company is required to maintain certain covenants. At December 31, 1998, the Company was in compliance with all such covenants.

  Note Payable- related party

  Note payable consists of amounts payable to a lender and the use of the proceeds is restricted to working capital expenditures. The lender is also a common stockholder. Under the Loan and Security agreement, the loan is required to be repaid over 24 months commencing on January 1, 2000. The assets of the Company are pledged as collateral for the notes payable. Under the note payable, the Company is required to maintain certain covenants. At December 31, 1998, the Company was in compliance with all such covenants.

  The aggregate annual maturities of long term debt is as follows:

         1999                                       $  675,000
         2000                                          924,000
         2001                                          894,000
         2002                                           90,000
         2003                                                -
         Thereafter                                          -
                                                    ----------
                                                    $2,583,000
                                                    ==========

5.  Commitments

  Leases

  The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through December of 1998. Rent expense for the year ended December 31, 1998 and 1997 was $225,000 and $45,000, respectively.

   Future minimum lease payments under noncancelable operating and capital leases entered into subsequent to December 31, 1998 are as follows:

         Year Ended                                 Capital          Operating
         December 31,                               Leases             Leases

         1999                                     $ 158,000         $  448,000
         2000                                       172,000            447,000
         2001                                       172,000            294,000
         2002                                        60,000                  -
         2003                                             -                  -
         Thereafter                                       -                  -
                                                  ---------         ----------

Total minimum lease payments                        562,000         $1,189,000
Less: amount representing interest                 (115,000)        ==========
                                                  ---------
Present value of capital lease obligation           447,000
Less: current portion                              (119,000)
                                                  ---------

Long-term portion of capital lease obligations    $ 328,000
                                                  =========

6. Mandatorily Redeemable Convertible Preferred Stock

  Mandatorily Redeemable Convertible Preferred Stock ("Convertible Preferred") at December 31, 1998, consist of the following, except for shares authorized, which reflect the Articles of Incorporation as amended in May 1999:

                                                                      Proceeds
                                                                       Net of
                       Shares                      Liquidation        Issuance
                     Authorized     Outstanding      Amount            Costs

    A                 3,000,000       2,681,289     $3,539,000       $3,539,000
    B                 5,200,000
    Undesignated      1,800,000               -              -                -
                     ----------       ---------     ----------       ----------

    Total            10,000,000       2,681,000     $3,539,000       $3,539,000
                     ==========       =========     ==========       ==========

  In May 1999, the Company issued 3,544,823 shares of $0.0001 par value Series B Mandatorily Redeemable Convertible Preferred Stock and received proceeds net of issuance costs totaling $4,600,000.

  The holders of convertible preferred have various rights and preferences as follows:

  Voting

  Each share of Convertible Preferred has voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

  As long as at least a majority of shares of Convertible Preferred remain outstanding, the Company must obtain approval from a majority of the holders of Convertible Preferred in order to alter the articles of incorporation as related to Convertible Preferred, change the authorized number of shares of Convertible Preferred, repurchase any shares of Preferred or Common Stock other than shares subject to the right of repurchase by the Company, change the authorized number of Directors, authorize a dividend on the Common Stock, effect a merger, consolidation or sale of assets where the existing shareholders retain less than 50% of the voting stock of the surviving entity or authorize any other equity securities or issue or obligate itself to issue any capital stock or any equity security other than the issuance of stock under the Company's stock plans.

  Dividends

  Holders of Convertible Preferred are entitled to receive noncumulative dividends at the per annum rate of $0.11 per share, respectively, when and if declared by the Board of Directors. The holders of Convertible Preferred will also be entitled to participate in dividends on Common Stock, when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-if converted basis. No dividends on Convertible Preferred Stock or Common Stock have been declared by the Board from inception through December 31, 1998.

  Liquidation

  In the event of any liquidation, dissolution or winding up of the Company including the acquisition of the Company by means of any transactions or series of transactions that result in the transfer of 50% or more of the outstanding voting power of the company or the sale of substantially all of the assets of the company, unless the holders of at least a majority of the Convertible Preferred then outstanding shall determine otherwise, the holders of Convertible Preferred are entitled to receive an amount of $1.32 per share plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of common stock. Upon completion of such distribution, any remaining assets of the Company shall be distributed among the holders of Convertible Preferred and Common Stock pro rata based upon the number of shares of Common Stock held by each (assuming full conversion of all Convertible Preferred) until the Convertible Preferred holders have received an aggregate of $3.30 per share; thereafter, the holders of the Common Stock shall receive all remaining assets pro rata based upon the number of shares held by each.

   Conversion

   Each share of Convertible Preferred is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. Initially, the conversion feature is set at one share of convertible preferred to one share of Common Stock. Each share of Convertible Preferred automatically converts into the number of shares of Common Stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing of a public offering of Common Stock at a per share price of at least $6.60 per share with gross proceeds of at least $15,000,000 in the aggregate or (2) the consent of the holders of the majority of Convertible Preferred.

   At December 31, 1998, the Company reserved 3,000,000 shares of Common Stock for the conversion of Convertible Preferred.

   Redemption

   Upon written notice of at least a majority of the holders of Convertible Preferred, at any time subsequent to September 30, 2004, the Company must redeem a specified percentage of Convertible Preferred Stock at a price equal to $1.32 per share, plus all declared but unpaid dividends on such shares. The redemption amount shall be payable in cash in four annual installments beginning on the redemption date.

   Warrants for Convertible Preferred Stock

   In connection with the establishment of line of credit with a bank, the Company issued a warrant to purchase 5,682 shares of Series A Stock for $1.32 per share in January 1998. This warrant will expire on January 5, 2003. The Company, using the Black-Scholes option pricing model, determined that the fair value of the warrant at the date of issuance was nominal.

   In connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 155,739 shares of Series A Stock for $1.32 per share during the year ended December 31, 1997. These warrants will expire on the earlier of April 30, 2001, or the closing of an initial public offering of the Company's Common Stock, or the sale of all or substantially all of the assets of the Company or the merger of the Company with any other entity. The Company determined that the fair value of the warrants were $0.46 per share at the date of grant. Accordingly, the Company recorded $72,000 in additional interest expense and additional paid in capital associated with these warrants.

7. Common Stock

   The Company's Articles of Incorporation, as amended, authorize the Company to issue 20,000,000 shares of $0.0001 par value Common Stock. Under the terms of the Stock Purchase Plan, certain stock purchase agreements with the founder and certain executives, the Company has the right to repurchase shares of Common Stock at the original issuance price in certain circumstances. The purchase rights lapse generally over a four year period. At December 31, 1998 and 1997, there were 844,467 and 1,076,458 shares, respectively, subject to repurchase.

8. Stock Option Plan

   In November 1997, the Company adopted the 1997 Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Company has reserved 1,571,500 shares of Common Stock for issuance under the Plan.

   Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately subject to repurchase options held by the Company which lapse over a maximum period of 4 years at such times and under such conditions as determined by the Board of Directors. To date, options granted generally vest over four years.


                                                                                       Weighted
                                                  Available                            Average
                                                     for             Options           Exercise
                                                    Grant          Outstanding           Price
Shares authorized                                 1,171,000                  -           $    -
Options granted                                    (189,575)           189,575             0.13
Options exercised                                         -             (8,000)            0.13
Options canceled                                          -                  -                -
                                                 ----------         ----------
Balance at December 31, 1997                        981,425            181,575             0.13

Shares authorized                                   400,500                  -                -
Options granted                                  (1,368,972)         1,368,972             0.13
Options exercised                                         -           (920,748)            0.13
Options canceled                                    140,667           (140,667)            0.13
Options repurchased                                 149,700           (149,700)            0.13
                                                 ----------         ----------
Balance at December 31, 1998                        303,320            339,432            $0.13
                                                 ==========         ==========


                                                                         Options Vested
                           Options Outstanding at December 31, 1998     and Exercisable at
                           ----------------------------------------     December 31, 1998
                                            Weighted                  ----------------------
                                            Average         Weighted                Weighted
 Range of                                  Remaining        Average       Number    Average
 Exercise                 Number          Contractual       Exercise   Vested and   Exercise
  Price                Outstanding            Life            Price    Outstanding   Price
  $0.13                   339,432          9.49 years        $0.13        50,736      $0.13
                                -                                              -
                          -------                                         ------
                          339,432                                         50,736
                          =======                                         ======

   Fair value disclosures

   Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss would not have been materially effected.

   The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: dividend yield at 0%; weighted average expected option term of 4 years; average risk free interest rates of 4.68% and 6.14% for the years ended December 31, 1998 and 1997, respectively. The weighted average fair value of options granted during 1998 and 1997 was $0.02 and $0.03 per share, respectively.

   Options granted to nonemployees

   During the year ended December 31, 1998, the Company granted 64,072 shares of Common Stock to consultants in conjunction with services performed. The Company, using the Black-Scholes option pricing model, determined that the fair value of the options at the date of issuance was nominal.

   In November 1998, the Company agreed to permit a lender to purchase 113,898 shares of Common Stock at $0.13 per share. The lender exercised this right in November 1998. The Company using the Black-Scholes option pricing model, determined that the fair value of the right at the date of issuance was nominal.

   During the year ended December 31, 1997, the Company granted options to purchase 91,575 shares of Common Stock to consultants in conjunction with services performed. The Company recorded expense totaling $24,000 during this period based upon the estimated fair value of the options or the services performed.

9. Subsequent Events

   Convertible promissory notes

   During March and April of 1999, the Company issued, convertible promissory notes with detachable warrants with an aggregate principal value of $1,251,000 and interest rate of 7.75% per annum. The principal value of these notes as well as $14,000 of accrued interest payable, was converted into 958,583 shares of Series B Mandatorily Redeemable Convertible Preferred Stock in May 1999.

   The warrants are to purchase 606,846 shares of Series B Stock for $1.32 per share. These warrants will expire on March 12, 2002. The Company, using the Black-Scholes option pricing model, recorded $188,000 in additional interest expense and additional paid in capital associated with these warrants.

   Stock Option Plan

   In May 1999, the Board of Directors amended the 1997 Stock Option Plan (the "Plan") to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 1,886,805 shares, from 1,571,500 to 3,458,305 shares.

   Equipment lease line - related party

   On September 1999, the Company entered into an equipment lease agreement with a lender for $1,000,000 equipment financing line. The lender is also a common stockholder. The lease line has a drawdown period from October 1, 1999 to July 31, 2000 is secured by the assets of the Company. The financing line has a payment schedule of 36 months and bears interest at a rate of 8.25% per annum. At October 1, 1999, the Company has drawn down $551,000 under the equipment financing line and the same balance is outstanding. Under the equipment lease line, the Company is required to maintain certain covenants.

   In connection the with the $1,000,000 equipment lease line, the Company issued a warrant to purchase 37,878 shares of Series B Preferred Stock for $1.32 per share. This warrant will expire on August 31, 2005. The Company, using the Black-Scholes option pricing model, recorded $34,000 in additional interest expense and additional paid in capital associated with this warrant.